EXHIBIT 3.2
                            1996 AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          CAL DIVE INTERNATIONAL, INC.

                                    PREAMBLE

        The Corporation, J. Ray McDermott, S.A., First Reserve Secured Energy Assets Fund, Limited Partnership, First Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited Partnership and First Reserve Fund VI, Limited Partnership (the latter four collectively the "Funds") and Gerald G. Reuhl, Owen Kratz and S. James Nelson, have entered into that certain 1996 Amended and Restated Shareholders Agreement dated as of October _____, 1996 (the "Shareholders Agreement"). The Shareholders Agreement regulates certain aspects of corporate governance of the corporation, including the composition of the corporation's Board of Directors. In conjunction with the Shareholder's Agreement, the corporation agreed to amend and restate these By-laws. Accordingly, to the extent any provision of these By-laws conflicts with any provision of the Shareholders Agreement, the provisions of the Shareholders Agreement shall prevail.

                                   ARTICLE 1.

                                     OFFICES

        The registered office of the Corporation in Minnesota shall be as stated in the Articles of Incorporation, as from time to time amended. The corporation may also have offices in Texas and at such other places as the Board of Directors shall from time to time determine.

                                   ARTICLE 2.

                                 CORPORATE SEAL

        The Corporation shall have no corporate seal.

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                                   ARTICLE 3.

                              SHAREHOLDERS MEETINGS

        SECTION 3.01.  REGULAR MEETINGS.
        (1) Regular meetings of the shareholders of the Corporation for the purpose of election of Directors and transaction of such other business as may properly come before the regular meetings may be held annually at the principal executive office of the Corporation or at such other place within or without the State of Minnesota or Texas as may be designated by the Board of Directors. Regular meetings of shareholders, when held, shall be held on the second Tuesday in May of each year at 10:00 a.m., or at such data and time as the Board of Directors may from time to time designate. Regular meetings of the shareholders (but not special meetings) may also be called by the shareholders in accordance with the provisions of Minnesota Statutes Chapter 302A. Regular meetings of the shareholders shall be known as "annual meetings."
        (2) At the annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before the annual meeting of shareholders, business must be
(i) specified in the notice of meeting (or any supplement thereto) given by or at the directions of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 3.03 of Article 3, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this
Section 3.01 of Article 3. For business to be properly brought before an annual meeting by a shareholder, the shareholder, in addition to the requirements set forth above, must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of voting stock of the Corporation which are beneficially owned by the shareholder, (d) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and (e) a description of any material interest of the shareholder in such

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business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 3 of Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
        SECTION 3.02. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose at any time by the Chief Executive Officer, the Chief Financial Officer, or a majority of the Board of Directors. The Board of Directors or the Chief Executive Officer shall within thirty (30) days of receipt of such written request cause a special meeting of shareholders to be called, said meeting to be held no later than ninety (90) days after receipt of the written request.
        SECTION 3.03. NOTICE OF SHAREHOLDER MEETINGS. Written notice of shareholders' meetings, whether regular or special, shall be mailed to all shareholders entitled to vote at any such meeting at least ten (10) days, and not more than sixty (60) days, before the date of the meeting. The written notice shall contain the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes thereof.
        SECTION 3.04. WAIVER OF NOTICE. Failure to receive notice of the time, place and purpose of any meeting of shareholders may be waived by any shareholder in writing or orally before, at, or after the meeting. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.
        SECTION 3.05. RECORD DATE. The Board of Directors may fix in advance a date not more than sixty (60) days prior to the date of any meeting of shareholders as the record date for the determination of shareholders entitled to vote at the meeting.
        SECTION 3.06. QUORUM. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of business at all meetings of shareholders. If, however, a quorum is not present or represented at any meeting of shareholders, the shareholders entitled to vote at the meeting, either present in person or represented by proxy, shall have the power to adjourn the meeting to a future date. The time and place to which an adjournment is taken shall be publicly announced at the meeting, and no further notice thereof shall be necessary.
        Provided that a quorum is present or represented at an adjourned meeting, any business

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may be transacted which might have been transacted at the original meeting. If a quorum is present when a duly called or held meeting of shareholders is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.
        SECTION 3.07. VOTING. A shareholder entitled to vote at a meeting of shareholders may vote in person or by proxy. Except as otherwise provided by law or the Articles of Incorporation, every shareholder shall be entitled to one vote for each share outstanding in his name on the record of shareholders of the corporation. The votes of a corporate stockholder may be cast in person or by proxy, and shall be executed by any duly elected officer of a corporate stockholder.
        SECTION 3.08. PROXIES. Every appointment of a proxy must be in writing and must be dated and signed by the shareholder and filed with an officer of the corporation at or before the shareholder meeting at which the appointment is to be effective. No appointment of a proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless a longer period is expressly provided in the appointment.
        SECTION 3.09. NOMINATION FOR ELECTION AS A DIRECTOR. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or
(b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 3.09, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.09. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.
To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the shareholders of the Corporation, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation; and
(ii) with respect to an election to be held at a special meeting of shareholders of the Corporation, not later than the close of business on the tenth (10th) day following the date on which notice of the date of the special meeting (whether or not such notice of the date of the special meeting constitutes the "notice of special meeting" required by Section 3.02 Article 3 of these bylaws) was mailed to shareholders or public disclosure of the date of the special meeting was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to

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nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (ii) as to the shareholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such shareholder and (b) the class and number of shares of voting stock of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. In the event that a person is validly designated as a nominee to the Board of Directors in accordance with the procedures set forth in this Section 3.09 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Other than directors chosen pursuant to Section 3.09, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.09 of
Article II. The presiding officer of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.09, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.09.

        SECTION 3.10. NO SHAREHOLDER ACTION BY WRITTEN CONSENT. Action shall not be taken by the Shareholders but, in all cases, shall be taken at a meeting of the Shareholders as described in this Article 3.01 and 3.02

                                   ARTICLE 4.
                                    DIRECTORS

        SECTION 4.01. DUTIES AND POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors (hereinafter, the "Board of Directors" or "Board"), subject to any shareholder control agreement entered into in accordance with Minnesota Statutes Chapter 302A. The Board shall take action by the affirmative vote of a majority of the directors present at a meeting, except as otherwise provided by law, or the 1996 Shareholders Agreement dated as of October _____, 1996, among the corporation and each of the parties thereto; or the Articles of Incorporation provided a quorum is present. The Board may adopt

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such rules and regulations for the conduct of its meetings and the management of the corporation as it deems appropriate, consistent with law, these By-Laws and the Articles of Incorporation.
        SECTION 4.02. ELECTION OF DIRECTORS. Directors shall be U.S. citizens and need not be shareholders of the corporation. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.
        SECTION 4.03. TERM OF OFFICE. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
        SECTION 4.04. REGULAR MEETINGS. The Board of Directors may, pursuant to a standing resolution of the Board, provide for Board meetings to be held at regular intervals. Such meetings shall be known as "regular meetings" and may be held at such place or places, within or without the State of Texas, as the Board shall designate from time to time. No notice of the purpose of regular meetings of the Board shall be required.
        SECTION 4.05. SPECIAL MEETINGS. Special meetings of the Board of Directors of the corporation may be called by any three (3) Directors by giving ten (10) days notice to all Directors of the date, time, place and purpose of the meeting. Such notice shall be given to each Director by mail or by telegram or by telephone message or by a notice in writing delivered to the Director personally or left at his residence or his usual place of business.
        SECTION 4.06. PREVIOUSLY SCHEDULED MEETINGS. If the day or date, time and place of a

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Board meeting have been provided in the By-Laws or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.
        SECTION 4.07. WAIVER OF NOTICE AND ASSENT TO ACTION. Failure to receive notice of any meeting of the Board may be waived by any Director before, at or after the meeting in writing or orally. Attendance by a Director at a meeting is a waiver of notice of that meeting, except where the Director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
        SECTION 4.08. QUORUM. The presence of a majority of the Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn a meeting of the Board from time to time until a quorum is present. If a quorum is present when a duly called or held Board meeting is convened, the Directors present may continue to transact business until adjournment, even though the withdrawal of a number of Directors originally present leaves less than the proportion or number otherwise required for a quorum.
        SECTION 4.09. ABSENT DIRECTORS. A Director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.
        SECTION 4.10. VOTING. At all meetings of the Board of Directors, each Director shall have one (1) vote irrespective of the number of shares that he may hold. The Board of Directors shall take action by the affirmative vote of a majority of Directors present at a duly held meeting at which a quorum is present or voting pursuant to Section 4.08 of these By-Laws, except where the affirmative vote of a larger proportion or number is required by law or the Articles of Incorporation.
        SECTION 4.11. COMPENSATION. The compensation of Directors shall be as fixed from time to time by the Board of Directors.
        SECTION 4.12. VACANCIES. Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a Director may be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum. Each Director elected under this section to fill a vacancy shall hold office until a qualified successor is elected by the stockholders shareholders.

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        SECTION 4.13. REMOVAL. A Director may be removed only by the
Shareholders as provided in the Company's Articles of Incorporation. If the Board of Directors is classified, then the stockholders may effect such removal only for cause.
        SECTION 4.14. RESIGNATION. A Director may resign at any time by giving written notice to the corporation. The resignation is effective without acceptance when the notice is given to the corporation, unless a later effective time is specified in the notice.
        SECTION 4.15. ELECTRONIC COMMUNICATIONS. A conference among Directors by any means of communication through which the Directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required under these By-Laws for a Board meeting, and if the number of Directors participating in the conference would be sufficient to constitute a quorum at a meeting. A Director may participate in a Board meeting at which he is not personally present by any means of communication through which the Director, other Directors so participating, and all Directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a Board meeting by either of the foregoing means constitutes presence in person at the meeting.
        SECTION 4.16. WRITTEN ACTIONS. Any action required or permitted to be taken at a Board meeting may be taken by a written action signed collectively, or individually in counterparts, by all Directors. Any such written action shall be effective when signed by all the Directors, unless a different effective time is provided in the written action.
        SECTION 4.17. COMMITTEES. The Board of Directors may from time to time, by resolution, establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. Any committee so established shall consist of one (1) or more natural persons and shall be subject at all times to the direction and control of the Board of Directors. At any meeting of any such committee the presence of a majority of the members of the committee shall be necessary to constitute a quorum for the transaction of business. Unless a larger or smaller proportion or number is provided for in the resolution establishing a committee, such committee shall take action by the affirmative vote of a majority of committee members present at a duly held meeting.
        SECTION 4.18. POWER TO AMEND BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal from time to time the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Minnesota or its Articles of Incorporation.

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                                   ARTICLE 5.

                                    OFFICERS

        SECTION 5.01. OFFICERS AND QUALIFICATIONS. The officers of the Corporation may consist of positions and titles as the Board of Directors may from time to time designate. Any corporate officer may hold more than one office or any number of offices.
        SECTION 5.02. ELECTION. The officers of the corporation shall be elected or appointed periodically by the Board of Directors.
        SECTION 5.03. TERM OF OFFICE. Each officer of the Corporation shall hold office until their respective successors are elected and have qualified, or until their earlier death, resignation, or removal.
        SECTION 5.04. REMOVAL. Any officer of the corporation may be removed at any time, with or without cause, by the affirmative vote of a majority of the Directors present at a duly called Board meeting. All officers, agents and employees, other than those elected or appointed by the Board of Directors, may be removed by the officer appointing them.
        SECTION 5.05.  DUTIES.
        (1) The Chief Executive Officer of the corporation shall,oversee general management of the business of the corporation; when present, preside at all meetings of the Board of Directors and of the shareholders; sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or By-Laws or by the Board to some other officer or agent of the corporation; perform other duties prescribed by the Board; provided, however, that in the event the corporation shall have a Chairman of the Board, the duties set forth in (b) above shall be presumed to have been delegated to such officer by the Board.

        (2) The President and Chief Operating Officer shall, unless the Board of Directors otherwise determines, have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chief Executive Officer (or if there be no Chairman of the Board) preside at all meetings of the stockholders and (should he be a director) of the Board of Directors; and he shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

        (3) The Chief Financial Officer of the corporation shall: keep accurate financial records for the corporation ;endorse for deposit all notes, checks, and drafts received by the corporation, making proper vouchers therefor; deposit all money, drafts, and checks in the name of and to the credit of the corporation in authorized banks and depositories;disburse

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        corporate funds and issue checks and drafts in the name of the corporation;render to the Chief Executive Officer, the Chief Operating Officer, and the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the corporation; and have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chief Executive Officer and the Chief Operating Officer preside at all meetings of the stockholders and (should he be a director) of the Board of Directors; and perform other duties prescribed by the Board or by the Chief Executive Officer; provided, however, that the Board of Directors may designate another person, either alone or together with the Chief Financial Officer, to perform the duties set forth in (b), (c) and (d) above.

        The other officers of the corporation shall perform such duties as are from time to time prescribed by the Board of Directors or the Chief Executive Officer.
        SECTION 5.06. VACANCIES. All vacancies in any office of the corporation may be filled by the Board of Directors.
        SECTION 5.07. COMPENSATION. The Compensation of all officers of the corporation shall be fixed by the Board of Directors or by such committee or person as the Board may from time to time designate. ARTICLE 6.

                                     SHARES

        SECTION 6.01. CERTIFICATES. The shares of the Corporation shall be represented by certificates approved by the Board of Directors and signed by such officer or officers as the Board may designate. Each certificate shall state the name of the Corporation, that the Corporation is incorporated in Minnesota, the name of the person to whom it is issued, the number and class or series of shares represented thereby, the date of issue, the par value of such shares, if any, and may contain such other provisions as the Board may designate.
        SECTION 6.02. SIGNATURE. For the purpose of facilitating the execution of stock certificates, the Board of Directors may appoint one or more persons, each bearing the title "Vice President," having power to sign stock certificates, or to execute any instrument on behalf of the corporation which shall have been approved by the Board of Directors.
        SECTION 6.03. TRANSFER OF SHARES. The shares of the corporation shall be assignable and transferable only on the books and records of the corporation on behalf of the registered owner, or his duly authorized attorney, upon surrender of the certificate duly and properly endorsed together with proper evidence of authority to transfer. The corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

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        SECTION 6.04. LOST OR DESTROYED CERTIFICATES. If a certificate is lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and upon giving such security as is deemed necessary by the Board of Directors to indemnify the corporation against loss therefrom.

                                   ARTICLE 7.
                                 INDEMNIFICATION

        SECTION 7.01. DEFINITIONS. For purposes of this section, the terms defined in this Section have the meanings given them.
        SECTION 7.1.1 OFFICIAL CAPACITY. "Official capacity" means (a) with respect to a director, the position of director in the corporation, (b) with respect to a person other than a director, the elective or appointive office or position held by an officer, member of a committee of the board, or the employment or agency relationship undertaken by an employee or agent of the corporation, and (c) with respect to a director, officer, employee, or agent of the corporation who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, or agent of another organization or employee benefit plan, the position of that person as a director, officer, partner, trustee, employee, or agent as the case may be, of the other organization or employee benefit plan.
        SECTION 7.1.2. PROCEEDING. "Proceeding" means a threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the corporation.
        SECTION 7.02. INDEMNIFICATION REQUIRED. The corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with the corporation against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses (including attorneys, fees and disbursements), incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

               (a) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, (including attorneys' fees and disbursements), incurred by the person in connection with the proceeding with respect to the same acts or omissions;

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               (b)  Acted in good faith;

               (c) Received no improper personal benefit and the provisions of Chapter 302A relating to director conflicts of interest, if applicable, have been satisfied;

               (d) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

               (e) In the case of acts or omissions undertaken while acting in the official capacity described in Section 6.1.1, clause (a) or (b), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions undertaken while acting in the official capacity described in Section 6.1.1, clause (c), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

        SECTION 7.03. ADVANCES. If a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses (including attorneys' fees and disbursements), incurred by the person in advance of the final disposition of the proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in Section 7.2 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification set forth in Section 7.2 have not been satisfied, and (b) after a determination that the facts then known to those making the determination pursuant to Section 7.5 would not preclude indemnification under this Article. The written undertaking required by clause (a) is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.
        SECTION 7.04. REIMBURSEMENT TO WITNESSES. This Article does not require, or limit the ability of, the corporation to reimburse expenses (including attorneys' fees and disbursements), incurred by a person in connection with an appearance as a witness in a proceeding at a time when the person has not been made or threatened to be made a party to a proceeding.

        SECTION 7.05.  DETERMINATION OF ELIGIBILITY.
        7.5.1. PROCEDURE GENERALLY. All determinations whether indemnification of a person is required because the criteria set forth in Section 7.2 have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in
Section 7.3 shall be made:

               (a) By a majority of the Board. Directors who are at the time parties to the proceeding shall not be counted for determining either a majority or the presence of a quorum;

               (b) If a quorum under clause (a) cannot be obtained, in accordance with Minnesota Statutes Chapter 302A; or

               (c) If an adverse determination is made or if no determination is made within 60 days after the termination of a proceeding or after a request for an advance of expenses, as the case may be, by a court in this state, which may be the same court in which the proceeding concerning the person's liability took place, upon application of the person and any notice the court requires.

        7.5.2. ALTERNATIVE PROCEDURE FOR NON-MANAGEMENT. With respect to a person who is not, and was not at the time of the acts or omissions complained of in the proceedings, a director, officer, or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the corporation, the determination whether indemnification of this person is required because the criteria set forth in Section 7.2 have been satisfied and whether this person is entitled to payment or reimbursement or expenses in advance of the final disposition of a proceeding as provided in
Section 7.3 may be made by an annually appointed committee of the Board, having at least one member who is a director. The committee shall report at least annually to the Board concerning its actions.
        7.07. DISCLOSURE. If the corporation indemnifies or advances expenses to a person in accordance with this Article in connection with a proceeding by or on behalf of the corporation, it shall report the amount of the indemnification or advance and to whom and on whose behalf it was made as part of the annual financial statements furnished to shareholders pursuant to Chapter 302A covering the period when the indemnification or advance was paid or accrued under the accounting method of the corporation reflected in the financial statements.
        7.08. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Minnesota Business Corporation Act.

        7.09. SAVINGS CLAUSE. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorney's fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Article 7 that shall not have been invalidated and to the fullest extent permitted by applicable law.
        7.10. DEFINITIONS. For purposes of this Article, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE 8.

                                   AMENDMENTS

        Except as provided in the Article of Incorporation,the power to adopt, amend, or repeal the By-Laws of the Corporation is vested in the Board of Directors. The power of the Board is subject to the power of the Shareholders, exercisable in the manner provided by statute, to adopt, amend, or repeal By-Laws adopted, amended or repealed by the Board. The Board shall not amend or repeal a By-Law fixing a quorum for meetings of shareholders, taking of shareholder action without a meeting prohibiting shareholders from calling a special meeting, fixing the number, election and term of Directors or removal of Directors.

                                   ARTICLE 9.

                                  DISTRIBUTIONS

        The Board of Directors may declare or authorize and the corporation may make distributions to the extent provided by law. Such distributions may, but need not, be in the form of a dividend or a distribution in liquidation, or as consideration for the purchase, redemption or other acquisition of shares of the corporation. The Board may at any time set apart out of any funds of the corporation available for distribution any reserve or reserves for any proper purpose and may alter or abolish any reserve or reserves so established.

                                   ARTICLE 10.

                                   FISCAL YEAR

        The last day of the corporation's fiscal year shall be December 31 or such other day as is designated by the Board of Directors from time to time.

                                  CERTIFICATION

        The undersigned, the Secretary of the corporation, hereby certifies that the foregoing 1996 Amended and Restated By-Laws were adopted pursuant to a 1996 Written Action of the Board of Directors and shareholder effective as of October _____, 1996.




                                    --------------------------------------------

                                    S.  James Nelson, Secretary

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